UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 19, 2007

INVISA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Cocoanut Street Suite 1A
Sarasota, Florida 34226
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 906-8580

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective September 19, 2007, Stephen A. Michael resigned as a member of the Company’s Board of Directors.  The Company has retained Mr. Michael as a consultant for eighteen months for an aggregate cash consulting fee of $100.  No additional consulting fee will be due Mr. Michael, unless required by separate agreement.

Exhibit No. Description

None.

    This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the remaining of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: September 20, 2007	By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer